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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                                Date of Report:


                                October 5, 2000

                         CALIBER LEARNING NETWORK, INC.
                         ------------------------------
               (Exact Name of Registrant as Specified in Charter)


          Maryland                   000-23945                 52-2001020
          --------                   ---------                 ----------
  (State of Incorporation)    (Commission File Number)     (IRS Employer
                                                           Identification No.)



                            500 South Exeter Street
                           Baltimore, Maryland 21202
                           -------------------------
              (Address of principal executive offices) (Zip Code)


                                 (410) 843-1000
                                 --------------
                        (Registrant's telephone number)
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Item 5. Other Events.
        ------------

        Effective September 29, 2000, all of the holders of the Company's Series A Convertible Preferred Stock (the "Series A Preferred Stock") exchanged their shares for a like number of shares of the Company's Series A-1 Convertible Preferred Stock (the "Series A-1 Preferred Stock"). The terms of the Series A-1 Preferred Stock are substantially the same as those of the Series A Preferred Stock, except that the registrant's obligation to redeem in cash the Series A Preferred Stock was eliminated so that the Series A-1 Preferred Stock can be classified as stockholders' equity under generally accepted accounting principles. The Series A-1 Preferred Stock is subject to redemption at the earlier of a Fundamental Change (as defined in the Articles Supplementary) or October 25, 2004 to the extent of the number of shares of the registrant's Common Stock representing 19.9% of the outstanding Common Stock as of September 29, 2000 (valued at 90% of their Market Price (as defined in the Articles Supplementary) calculated at the date of redemption). The shares of Series A-1 Preferred Stock that cannot be so redeemed are, at the election of the holder, either (1) thereafter subject to a 16% dividend, or (2) subject to redemption in additional shares of Common Stock valued at their market price on September 29, 2000. As was the case with the Series A Preferred Stock, the Series A-1 Preferred Stock is redeemable in cash at the registrant's option after October 25, 2004, or earlier under certain circumstances. The terms of the Series A-1 Preferred Stock are more fully described in the Articles Supplementary filed as exhibit 3.1 hereto.

Item 7. Financial Statements and Exhibits.
        ---------------------------------

(c)     Exhibits.

        Exhibit No.        Description
        -----------        -----------

           3.01            Articles Supplementary

SIGNATURES
----------

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: October 4, 2000      CALIBER LEARNING NETWORK, INC.



                           By: /s/ Chris L. Nguyen
                               ______________________________________________
                               Chris L. Nguyen, President and Chief Executive Officer

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                        CALIBER LEARNING NETWORK, INC.

                                   FORM 8-K

                                 EXHIBIT INDEX



        Exhibit No.        Description
        -----------        -----------

           3.01            Articles Supplementary